Factoring Master Agreement

This Factoring Master Agreement is made on May 19, 2008 between Capital Partners Funding, LLC. dba Freight Capital, located at 5931 Priestly Drive, Suite 101, Carlsbad, CA 92008 ("Purchaser"), and:

______ CONFIDENT CARE SERVICES, INC. (A CALIFORNIA CORPORATION) ______ ("Seller")

jointly and severally

Seller also does or has done business under the following names (dba's): CONFIDENT CARE SVC INC.; CONFIDENT CARE STAFFING; CONFIDENT CARE;

Seller agrees to notify Purchaser in writing thirty days prior to the proposed/actual use of a change of Seller's name, identity, corporate structure, licensing, legal trade names, owners, executive officers, partners or change of address.

Seller's Address:	365 Broadway, Suite 102 El Cajon, CA 92021	Sellers Fax No:	(619) 579-2916

1. This Factoring Master Agreement incorporates by reference the Factoring Agreement Terms and Conditions ref# 005 ("the Terms and Conditions"), published at www.CPFterms.com as if the Terms and Conditions are fully set forth herein. By Seller's signature below, Seller acknowledges and agrees that Seller has read and agrees that the Terms and Conditions shall bind Seller as if fully incorporated herein, and supersede any prior agreements or understandings between Purchaser and Seller. Seller acknowledges and agrees without limitation: (1) to granting Purchaser inter alia a continuing first priority interest in and to the Collateral (including but not limited to Seller's currently existing and hereafter arising accounts) to secure the Seller's Obligations to Purchaser, (2) to the Termination provisions therein, which provisions shall be legally binding whether or not any advances are made hereunder, and (3) that Purchaser is authorized to file an initial financing statement consistent with Article 9 of the Uniform Commercial Code.

2. Where applicable, terms used herein shall have the meanings defined in the Terms and Conditions. The following terms used herein shall have the following meaning:

Receivable Finance Facility:	$150,000	
Reserve Percentage:	15%	
Administrative Fee Percent:	3%	
Selling Term:	45 days	
Service Charge Percent:	1.5%	
Service Charge Period:	15 days	
Minimum Monthly Fee:	None	
Predicated Volume:	The above fees are on a predicated monthly volume of $50,000	
Late Payment Date	60 days	
Relationship Period	90 days	
Documentation Fee:	$295	
Non-Recourse Credit Guarantee Option (Available on approved accounts)	ACCEPTED	(Non-Recourse Credit Guarantee Fee of 0.5% will be added to the applicable Administrative Fee Percent)
	DECLINES	Initial here if Seller declines the Non-Recourse Credit Guarantee NP By declining, Seller acknowledges that Seller is responsible for all credit-related losses of any kind without limitation.

3. **Assignment and Sale.**
   - 3.1 Seller shall sell to Purchaser as absolute owner such of Seller's Accounts as are listed from time to time on Accounts Transmittals in accordance with Section 2.1 of the Terms and Conditions.
   - 3.2 Each Accounts Transmittal shall be accompanied by such documentation supporting and evidencing the Account as Purchaser shall from time to time request.
   - 3.3 Purchaser shall purchase from Seller such Accounts as Purchaser determines to be an Eligible Account, subject further to the Terms and Conditions.

4. **Counterparts.** This Factoring Master Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart by facsimile shall be as effective as if manually delivered.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written

SELLER: CONFIDENT CARE SERVICES, INC.
dba CONFIDENT CARE SVC INC.

By: ______________________
Name: John Paul A. Riddles
Title: CEO

By: ______________________
Name: Nathan Proctor
Title: President

Date: 5/20/08

PURCHASER: CAPITAL PARTNERS FUNDING, LLC.
dba FREIGHT CAPITAL

By: ______________________
Name: LaDona M. Caluory
Title: Executive Vice President

Date: ______________________